EXHIBIT 10(i)(ii)

                               CLERK'S CERTIFICATE

     I, Eric R. Fischer, Clerk of UST Corp., do hereby certify that the following is a true copy of a vote duly adopted by said Board at a regular meeting thereof held on September 17, 1996, a quorum of Directors being present and voting throughout:

         VOTED: that, upon the recommendation of UST Corp.'s Employee Benefits Committee, the Board hereby amends the UST Employee Savings Plan, effective January 1, 1997: (i) to improve the Company match to 100% of the first 2% contributed and 25% of the next 4% (maximum Company match equals 3% of pay); AND (ii) to increase the maximum employee contribution from 10% to 12%; AND (iii) to allow employees who are regularly scheduled, for more than 20 hours and on the payroll by November 15, 1996, to join the Plan as of January 1, 1997; AND (iv) to authorize the Senior Vice President/Human Resources to take such steps and to execute such documents as may be required (or deemed by her desirable) to effect this amendment.

     I do hereby certify that the above vote has not been rescinded, revoked or modified and has been duly entered in the minute books of UST Corp.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed hereto the seal of UST Corp. this 2nd day of October, 1996.

                                             UST Corp.
         (SEAL)
                                             /s/ Eric R. Fischer
                                             -----------------------
                                             Eric R. Fischer
                                             Clerk